Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,164,133)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(11,438,612)
Dividend Income	1,125
Interest Income	2,344
ETF Transaction Fees	350
Total Income (Loss)	$(14,598,926)

Expenses
General Partner Management Fees	$43,933
Professional Fees	15,688
Brokerage Commissions	6,859
Directors' Fees and insurance	2,270
NYMEX License Fee	1,099
Total Expenses	$69,849
Net Income (Loss)	$(14,668,775)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/21	$93,612,567
Withdrawals (100,000 Shares)	(4,050,816)
Net Income (Loss)	(14,668,775)

Net Asset Value End of Month	$74,892,976
Net Asset Value Per Share (2,100,000 Shares)	$35.66

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596